UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2021

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IRDM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On March 2, 2021, upon the recommendation of its Nominating and Corporate Governance Committee, or the Nominating Committee, the Board of Directors, or the Board, of Iridium Communications Inc., or the Company, increased the size of the Board from twelve (12) members to thirteen (13) members, and effective March 9, 2021, appointed L. Anthony Frazier to fill the newly created vacancy. Mr. Frazier will serve for the term expiring at the Company’s 2021 annual meeting of stockholders, and until his successor has been duly elected and qualified, or until his earlier death, resignation, or removal. Mr. Frazier was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person.

Mr. Frazier, age 50, currently serves as Executive Vice President, Global Field Operations for Maxar Technologies Inc., a provider of solutions in Earth Intelligence and Space Infrastructure. In this role, he leads all sales, business development, and services delivery activities for Maxar. Mr. Frazier joined Maxar in 2017 following its acquisition of DigitalGlobe. Prior to his current role, Mr. Frazier served as President of Radiant Solutions, Maxar’s Geospatial Services business, from October 2017 until March 2019. Mr. Frazier served as Senior Vice President, General Manager of DigitalGlobe’s Services business from 2013 to 2017 and prior to DigitalGlobe’s acquisition of GeoEye, Inc. in 2013, had served as GeoEye’s Senior Vice President of Marketing since 2010. He previously served as Senior Director of Product Management at Cisco Systems and also held senior marketing roles at Infor, iPhrase Technologies (an MIT start-up acquired by IBM), and pcOrder.com. Mr. Frazier began his career in strategic consulting at Bain & Company. Mr. Frazier received a Bachelor of Science in Engineering degree in Systems Engineering from the University of Pennsylvania and a Master of Business Administration degree, with distinction, from Harvard Business School.

In accordance with the Company’s compensation policy for non-employee directors, Mr. Frazier will receive an annual retainer of $175,000 for serving on the Board, with up to $50,000 paid in cash, restricted stock units, or RSUs, or a combination of both. The remaining $125,000 of the annual Board retainer is entirely paid in RSUs and will be granted to Mr. Frazier, on a pro-rated basis, on April 1, 2021. The cash component of director compensation is paid on a quarterly basis, and all RSUs vest in full on the one-year anniversary of the grant date.

The Company intends to enter into its standard form of indemnification agreement with Mr. Frazier, the form of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A, which was filed with the Securities and Exchange Commission on February 4, 2008.

There are no related party transactions between Mr. Frazier and the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no family relationships between Mr. Frazier and any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: March 8, 2021	By:	/s/ Matthew J. Desch
	Name:	Matthew J. Desch
	Title:	Chief Executive Officer